                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                   FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
----------------------------------------------------------------------

  Date of Report (Date of earliest event reported): March 18, 2004

                        WHITEWING ENVIRONMENTAL CORP.
                      ---------------------------------
         (Exact name of registrant as specified in its charter)

Delaware                           0-27420                       95-4437350
--------                           -------                       ----------
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
Incorporation
or organization)

730 Grand Avenue, Ridgefield, New Jersey                           07657
-----------------------------------------------------              ------
(Address of principal executive office)                          (Zip Code)

Registrant's telephone number, including area code:  (201)943-0800


     ------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On March 19, 2004, Whitewing Environmental Corp. ("Whitewing") made the decision to discontinue operations of Total Recycling Services, Inc. (TRS), its wholly owned subsidiary.

Through the fall of 2003 TRS was planning to relocate into a larger manufacturing and distribution center and to significantly expand its reverse osmosis antifreeze recycling system. This internal growth strategy was to be buttressed by an aggressive acquisition strategy. In November and December 2003 this concept had to be reevaluated. The Departments of Environmental Protection in the States of Connecticut, New Jersey, and Pennsylvania changed their positions on a variety of regulatory issues that negatively impacted both TRS and the prospective landlords with whom they were negotiating. This regulatory repositioning will also materially impact the way recycling companies do business and what their profitability and their future value will be.

Although these issues caused the Company to reevaluate its business model, the final decision to discontinue operations resulted from an inability to find a new facility to replace the current facility. The lease on TRS's primary facility expired in January of 2004. Beginning in April of 2003, the Company made great efforts to find an appropriate facility. The fear of environmental exposure caused every landlord to impose financial demands that were far in excess of an amount that the Company could justify for this business.

Given this uncertainty and with both of the Company's remaining subsidiaries (Advanced Recovery Solutions, Inc. "ARS" and Whitewing Distribution Corp. "WWDC") offering more upside potential than TRS, the decision has been made to close down TRS and to sell off its assets. ARS is a manufacturer of industrial absorbent products from waste generated in the paper manufacturing and absorbent industries, primarily residual short fiber from paper production and scrap polypropylene. The business of WWDC is distribution of equipment and supplies used in the motor vehicle repair industry.

Management believes that the sale of the assets of TRS and related processes will be completed over the next 60 days.

ITEM 5.     OTHER EVENTS
            ------------

EMPLOYMENT AND CONSULTING AGREEMENTS

On March 18, 2004, the Company entered into a three (3) year employment agreement with Michael Risley, pursuant to which Mr. Risley agreed to serve as the Company's President and Chief Executive Officer commencing on March 18 2004 as well as such other positions as reasonably requested by the Board of Directors (the "Risley Agreement"). Accordingly, effective March 18 2004, Mr. Risley has served as the Company's Chief Executive Officer and as a member of the Company's Board of Directors. The term of the Risley Agreement is subject to automatic extension for two one-year terms at Mr. Risley's option and thereafter automatic extensions for successive one year terms unless either party terminates the agreement at least 3 months prior to the end of the applicable term. The Company has agreed to pay Mr. Risley an annual base salary of $156,000 with increases to $186,000 on January 1, 2005 and $206,000 on January 1, 2006. The salary is subject to increases, in the discretion of the Board of Directors, following the completion of any acquisition during the employment period, or other agreed milestones. The Risley Agreement provides that Mr. Risley receive, during the term set forth in the Risley Agreement, an annual cash bonus each year, commencing December 31, 2004, out of a bonus pool segregated for senior executives (the "Bonus Pool"). Other senior executives may be added to the pool, but as of the date of the contract the pool consists of Mr. Risley and Executive Vice President Norman Raben. The Bonus Pool shall be equal to 10% of the Company's earnings before the payment of interest and taxes and before deductions for depreciation and amortization for each fiscal year. In addition, Mr. Risley was issued options to purchase a number of shares equal to 18% of the issued and outstanding shares of the common stock of the Company on a fully diluted basis at an exercise price of $.01 per share. The amount is calculated upon vesting, which will occur 1/3 on signing and 1/3 on each anniversary of signing for two years. All options vest upon a Change of Control of the Company (as defined in the Risley agreement). The options expire on March 18, 2011 or three years from termination, whichever is sooner. The Company has also agreed to reimburse Mr. Risley for reasonable out-of-pocket expenses incurred in connection with the performance of his duties including automobile expenses allowance of $5,000.00 plus $900.00 per month unless an alternate executive automobile policy is in place. In the event that Mr. Risley's employment is terminated other than for death, Disability (as defined in the Risley Agreement), for Cause (as defined in the Risley Agreement), the Company is required to pay Mr. Risley's base salary for the remainder of the applicable term of the Risley Agreement. In the event that Mr. Risley resigns, the Company is required to pay all benefits for a period of three (3) years and an amount equal to three (3) times annual base salary payable in bi-weekly installments. During the term of employment and for the twelve month period thereafter, Mr. Risley has agreed not to compete with the Company's business in the State of New Jersey nor solicit the Company's employees or customers. The Risley Agreement contains other customary provisions.

Mr. Risley was hired by the company due to his experience in managing a public company, assuming the positions formerly held by Kevin DeLeon. The company is negotiating a settlement with Mr. DeLeon.

Mr. Risley has been involved in the securities industry since 1984 in a variety of positions including investment banking, trading, money management, and the funding of both public and private companies. From 1984 to 1987 Mr. Risley served as retail and institution broker at two major Wall Street firms. From 1987 to 1990, he was a partner and head floor trader for H.D. Baumer and Co., a NYSE member. From 1990 to 1995, Mr. Risley was a founder of Baumer Investment Group at which time he served as general partner and head trader for this equity hedge fund. From 1995 to 1999, Mr. Risley founded and was CEO of Caribbean Cigar Company. From 1999 to 2002, Mr. Risley was involved with several investment banking and investor relations projects. From October 2002 to December 2003, Mr. Risley served as Vice President of Finance for Segmentz Inc., a third party logistics provider. Mr. Risley holds a BA in Economics from Long Island University.

On March 18, 2004, Norman Raben assumed the additional positions of Chief Operating Officer and Chief Financial Officer of the Company. He will remain Executive Vice President and Secretary. The Company is currently negotiating a revised employment agreement with Mr. Raben to reflect the change in corporate responsibility.

On March 18, 2004, Andrew V. Latham, Jr. resigned his positions as Executive Vice President, Chief Technology Officer, and Director of the Company and all offices in subsidiary companies. The Company is currently negotiating a consulting agreement with Mr. Latham to serve as a technical adviser.

ITEM 7. Financial Statements and Exhibits.

Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.


(a) Financial Statements of the Business Acquired.


None


(b) Pro Forma Financial Information.


Any required pro forma financial information will be filed by amendment to this Form 8-K not later than May 30, 2004.



(c) Exhibits

2.1 Employment Agreement dated as of March 18, 2004, between the Company and Michael Risley.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WHITEWING ENVIRONMENTAL CORP.

By: /s/ Norman Raben
   ----------------------------
   Norman Raben, Executive Vice President

Dated: April 1, 2004